Exhibit 31.4
CERTIFICATIONS
I, John Collins, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of LivePerson, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30, 2025	By:	/s/ John Collins
		Name:	John Collins
		Title:	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)